As Filed with the Securities and Exchange Commission on September 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEAM, INC.

(Exact name of registrant as specified in its charter)

200 Hermann Drive

Alvin, Texas 77511

(281) 331-6154

(Address and telephone number of principal executive office)

Texas	74-1765729
(State of Incorporation)	(I.R.S. Employer Identification Number)

TEAM, INC. 1998 INCENTIVE STOCK OPTION PLAN

(Full Title of the Plan)

Ted W. Owen

Vice President, Chief Financial Officer,

Secretary and Treasurer

TEAM, INC.

200 Hermann Drive

Alvin, Texas 77511

(281) 331-6154

(Name, address and telephone number of agent for service)

Copy to:

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN

Attention: Byron L. Willeford

1200 Smith Street, Suite 1400

Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Number of shares being registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.30 per share	500,000	$16.30	$8,150,000	$1,033.00

(1)	Estimated solely to determine the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on stock option exercise prices and market price on September 27, 2004 as reported on the American Stock Exchange.

Incorporation By Reference of Contents of Prior

S-8 Registration Statements

The contents of registrants prior Registration Statements on Form S-8, Registration No. 333-72331 and Registration No. 333-74070, registering shares of registrants common stock underlying options to purchase such common stock under the Team, Inc. 1998 Incentive Stock Option Plan, are incorporated herein by reference.

Index of Exhibits

5	Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

23(a)	Consent of KPMG LLP.

23(b)	Consent of Chamberlain, Hrdlicka, White, Williams & Martin is included in Exhibit 5 hereto.

99(a)	Team, Inc. 1998 Incentive Stock Option Plan (as amended through June 24, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective September 23, 2004.

TEAM, INC.

By:	/s/ Philip J. Hawk
Philip J. Hawk
Chairman of the Board and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Philip J. Hawk Philip J. Hawk	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 23, 2004

/s/ Ted W. Owen	Vice President, Chief Financial Officer, Secretary and Treasurer	September 23, 2004
Ted W. Owen	(Principal Financial and Accounting Officer)

/s/ Sidney B. Williams Sidney B. Williams	Director	September 23, 2004

/s/ E. Theodore Laborde E. Theodore Laborde	Director	September 23, 2004

/s/ Jack M. Johnson, Jr. Jack M. Johnson, Jr.	Director	September 23, 2004

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